Exhibit 99.1

                     Speedway Motorsports Reports
      Record Revenues and Earnings for the Third Quarter of 2003

   CONCORD, N.C.--(BUSINESS WIRE)--Nov. 11, 2003--Speedway
Motorsports, Inc. (NYSE: TRK) today announced record revenues and earnings for the third quarter ended September 30, 2003.

   For third quarter 2003 as compared to 2002:

   --  total revenues increased 9% or $5.1 million to $64.0 million;

   -- third quarter 2003 net income increased 113% or $1.0 million to $1.9 million; and

   -- third quarter 2003 diluted earnings per share increased 100% or $0.02 to $0.04.

   During the third quarter, Bristol Motor Speedway hosted sold-out capacity crowds at its Sharpie 500 NASCAR Winston Cup Series and record attendance at its Food City 250 NASCAR Busch Series racing events. Other third quarter highlights include Las Vegas Motor Speedway achieving record attendance at its NASCAR Craftsman Truck Series Las Vegas 350 racing event, and finalization of the exchange offer and registration of the Company's $230 million 6 3/4% senior subordinated notes due 2013 issued in a private placement on May 16, 2003.
   The direct comparability of third quarter 2003 results to 2002 was impacted by Texas Motor Speedway hosting NASCAR Craftsman Truck and Indy Racing League Series racing events in the third quarter 2002 which are being held in the fourth quarter 2003, and to a lesser extent, by Las Vegas Motor Speedway hosting its NASCAR Craftsman Truck Series racing event in the third quarter 2003 which was held in the fourth quarter 2002. Changes in racing schedules can lessen the comparability of operating results between quarterly financial statements of successive years.

   For the 2003 nine-month period as compared to 2002:

   -- total revenues increased 5% or $16.5 million to $319.9 million;

   -- nine-month 2003 net income decreased $245,000 to $47.5 million, which was primarily attributable to debt refinancing and the FTC refund claims settlement after tax charges aggregating $9.4 million in 2003 compared to an accounting change and debt redemption after tax charges of $5.0 million in 2002; and

   -- nine-month 2003 and 2002 GAAP diluted earnings per share were $1.11, which included debt refinancing and the FTC settlement after tax charges aggregating $0.22 per share in 2003 compared to an accounting change and debt redemption after tax charges aggregating $0.12 per share in 2002. However,

   -- nine-month 2003 non-GAAP diluted earnings per share, as defined and reconciled below, which exclude charges for debt refinancing and the FTC settlement in 2003 and the accounting change and debt redemption in 2002, increased 7% or $0.09 to $1.33 compared to $1.24 last year.

   The following financial information is presented below using other than generally accepted accounting principles ("non-GAAP"), and is reconciled to comparable information presented using GAAP. Non-GAAP net income and diluted earnings per share below are derived by adjusting GAAP basis amounts for certain items presented in the accompanying selected income statement data net of income taxes. Because the adjustments relate to charges for refinancing essentially all of the Company's long-term debt and the FTC settlement, management believes such non-GAAP information is useful and meaningful to investors, and is used by management, to assess the Company's core operations.
   This non-GAAP financial information may not be comparable to similarly titled measures used by other entities and should not be considered as alternatives to operating income, net income or diluted earnings per share, which are determined in accordance with GAAP.

                                         Three Months    Nine Months
                                        Ended Sept 30:  Ended Sept 30:
                                        ------------------------------
                                          2003   2002    2003    2002
                                        ------------------------------
                              (in thousands, except per share amounts)
Net income                               $1,854  $869 $47,485 $47,730
Cumulative effect of accounting change
 for goodwill impairment, net of taxes       --    --      --   4,273
Loss from operations and disposal of
 discontinued business, net of taxes         --    --      --     686
                                         -----------------------------
Income from continuing operations         1,854   869  47,485  52,689
Adjustments (net of taxes):
   Interim interest expense on debt
    redeemed                                 --    --     902      --
   Loss on early debt redemption and
    refinancing                              --    --   7,770     751
   FTC refund claims settlement              --    --     693      --
                                         -----------------------------
Non-GAAP net income                      $1,854  $869 $56,850 $53,440
                                         =============================

Diluted earnings per share                $0.04 $0.02   $1.11   $1.11
Accounting change                            --    --      --    0.10
Discontinued operations                      --    --      --    0.01
                                         -----------------------------
Diluted earnings per share from
 continuing operations                     0.04  0.02    1.11    1.22
Adjustments (net of taxes):
   Interim interest expense on debt
    redeemed                                 --    --    0.02      --
   Loss on early debt redemption and
    refinancing                              --    --    0.18    0.02
   FTC refund claims settlement              --    --    0.02      --
                                         -----------------------------
Non-GAAP diluted earnings per share       $0.04 $0.02   $1.33   $1.24
                                         =============================

   "Our nine-month record revenues and results demonstrate SMI's proven ability to consistently grow revenues by focusing on our core business despite challenging economic conditions, geopolitical concerns and poor weather," stated H.A. Wheeler, chief operating officer and president of Speedway Motorsports. "These results also demonstrate SMI's increasing financial and operating strength from expanding sources of longer-term contracted revenues."
   "The record attendance at our NASCAR events held at Bristol and Las Vegas Motor Speedways in 2003 demonstrates the increasing market appeal and long-term growth opportunities these first-class venues offer to fans, broadcasters and sponsors," stated O. Bruton Smith, chairman and chief executive officer of Speedway Motorsports. "At this time, advance ticket and other sales for our upcoming 2004 racing season appear fairly strong. The strong resilience of our core racing fans continues. We are encouraged by these and other positive economic factors."
   The nine-month 2003 results reflect charges for: (1) loss on debt refinancing of $12.8 million pre-tax, $7.8 million after taxes or $0.18 per diluted share, related to replacement of the Company's bank credit facility, issuance of $230.0 million of 6 3/4% senior subordinated notes, and early redemption of $250.0 million of 8 1/2% senior subordinated notes; (2) additional net interest expense of $1.5 million pre-tax, $902,000 after taxes or $0.02 per diluted share, from issuing the 6 3/4% senior subordinated notes on May 16, 2003 and redeeming the 8 1/2% senior subordinated notes on June 15, 2003; and
(3) FTC refund claims settlement of $1.1 million pre-tax, $693,000 after taxes or $0.02 per diluted share, reached with Oil-Chem Research Corp.
   The nine-month 2002 results reflect: (1) a charge for loss on early debt redemption of $1.2 million pre-tax, $751,000 after taxes or $0.02 per diluted share, related to the early redemption of $53.7 million of convertible subordinated debentures in April 2002; (2) the cumulative effect of an accounting change for goodwill impairment of $4.3 million or $0.10 per diluted share associated with certain non-motorsports related reporting units upon adoption of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" as of January 1, 2002; and (3) the Company's disposal of SoldUSA in the second quarter 2002 that resulted in net losses from discontinued operations and disposal of $686,000 or $0.01 per diluted share. There were no charges associated with SoldUSA's disposal in the three months ended September 30, 2003 or 2002 or nine months ended September 30, 2003.

   Speedway Motorsports is a leading marketer and promoter of motorsports entertainment in the United States. The Company owns and operates the following premier facilities: Atlanta Motor Speedway, Bristol Motor Speedway, Infineon Raceway, Las Vegas Motor Speedway, Lowe's Motor Speedway and Texas Motor Speedway. The Company provides souvenir merchandising services through its SMI Properties subsidiary, and manufactures and distributes smaller-scale, modified racing cars through its 600 Racing subsidiary. The Company also owns Performance Racing Network which broadcasts syndicated motorsports programming to over 725 radio stations nationwide. For more information, visit the Company's website at www.gospeedway.com.

   This news release contains forward-looking statements, particularly statements with regard to the Company's future operations and financial results. There are many factors that affect future events and trends of the Company's business including, but not limited to, consumer and corporate spending sentiment, air travel, governmental regulations, military actions, national or local catastrophic events, the success of and weather surrounding NASCAR, IRL, NHRA and other racing events, our relationship with NASCAR and other sanctioning bodies, the success of expense reduction efforts, litigation, insurance, and economic conditions. These factors and other factors, including those contained in Exhibit 99.1 to the Company's Annual Report on Form 10-K, involve certain risks and uncertainties that could cause actual results or events to differ materially from management's views and expectations. Inclusion of any information or statement in this news release does not necessarily imply that such information or statement is material. The Company does not undertake any obligation to release publicly revised or updated forward-looking information, and such information included in this news release is based on information currently available and may not be reliable after this date.

   Note: Speedway Motorsports will host a conference call and web-cast today at 11:00 a.m. ET which are open to all participants. To participate in the conference call, you may dial 877-616-4485 for US and Canadian calls or 706-643-3796 for International calls. The reference number is 2759116. A webcast of the call by CCBN can be accessed at the Company's website www.gospeedway.com. To listen to a playback of the call, you may dial 800-642-1687 (US or Canada) or 706-645-9291 (International) beginning after 12:00 noon (ET) November 11th through November 25th. The reference number is 2759116. Participating in the call will be H.A. Wheeler, Chief Operating Officer and President; William R. Brooks, Chief Financial Officer; and Marylaurel E. Wilks, Vice President, Communications and General Counsel.

Speedway Motorsports, Inc. and Subsidiaries
Selected Financial Data - Unaudited
For The Three and Nine Months Ended September 30, 2003 and 2002
(In thousands except per share amounts)

                              Three Months Ended   Nine Months Ended
                            ------------------------------------------
INCOME STATEMENT DATA        9/30/2003  9/30/2002 9/30/2003 9/30/2002
----------------------------------------------------------------------

REVENUES:
  Admissions                   $24,070   $24,309   $121,597  $119,307
  Event related revenue         20,742    19,683     98,425    93,895
  NASCAR broadcasting
   revenue                       9,570     8,180     73,198    62,966
  Other operating revenue        9,615     6,710     26,678    27,223
----------------------------------------------------------------------
     Total Revenues             63,997    58,882    319,898   303,391
----------------------------------------------------------------------
EXPENSES AND OTHER:
  Direct expense of events      15,829    15,420     60,091    58,002
  NASCAR purse and sanction
   fees                          8,129     6,919     55,889    48,894
  Other direct operating
   expense                       8,191     5,689     22,927    22,435
  General and
   administrative               14,832    14,663     46,082    44,940
  Depreciation and
   amortization                  8,890     7,943     25,816    23,750
  Interest expense, net          4,838     5,349     16,416    16,141
  Loss on early debt
   redemption and
   refinancing                     ---       ---     12,800     1,237
  FTC refund claims
   settlement                      ---       ---      1,141       ---
  Other expense, net               233     1,468        486     1,191
----------------------------------------------------------------------
     Total Expenses and
      Other                     60,942    57,451    241,648   216,590
----------------------------------------------------------------------
Income From Continuing Operations Before Income
 Taxes and Cumulative
 Effect of Accounting Change     3,055     1,431     78,250    86,801
Income Tax Provision             1,201       562     30,765    34,112
----------------------------------------------------------------------
Income From Continuing
 Operations Before
 Cumulative Effect of
 Accounting Change               1,854       869     47,485    52,689
Loss From Operations and
 Disposal of Discontinued
 Business                          ---       ---        ---      (686)
----------------------------------------------------------------------
Income Before Cumulative
 Effect of Accounting Change     1,854       869     47,485    52,003
Cumulative Effect of
 Accounting Change for
 Goodwill Impairment               ---       ---        ---    (4,273)
----------------------------------------------------------------------
NET INCOME                      $1,854      $869    $47,485   $47,730
----------------------------------------------------------------------


BASIC EARNINGS PER SHARE:
Continuing Operations
 Before Accounting Change        $0.04     $0.02      $1.12     $1.24
Discontinued Operations            ---       ---        ---     (0.01)
Accounting Change                  ---       ---        ---     (0.10)
----------------------------------------------------------------------
BASIC EARNINGS PER SHARE         $0.04     $0.02      $1.12     $1.13
----------------------------------------------------------------------
Weighted average shares
 outstanding                    42,528    42,213     42,422    42,071

DILUTED EARNINGS PER SHARE:
Continuing Operations
 Before Accounting Change        $0.04     $0.02      $1.11     $1.22
Discontinued Operations            ---       ---        ---     (0.01)
Accounting Change                  ---       ---        ---     (0.10)
----------------------------------------------------------------------
DILUTED EARNINGS PER SHARE       $0.04     $0.02      $1.11     $1.11
----------------------------------------------------------------------
Weighted average shares
 outstanding                    42,801    42,352     42,696    43,141



BALANCE SHEET DATA             9/30/03   12/31/02
--------------------------------------------------

Cash and cash equivalents     $126,341  $112,638
Total current assets           195,021   153,566
Property and equipment, net    880,636   861,107
Goodwill and other
 intangible assets, net         59,061    51,990
Total assets                 1,173,740 1,105,740

Current liabilities            150,078   131,240
Revolving credit facility
 borrowings                     60,000    90,000
Deferred race event income,
 net                            80,307    85,565
Total long-term debt           340,402   342,225
Total liabilities              627,388   614,568
Total stockholders' equity    $546,352  $491,172
-------------------------------------------------

    CONTACT: Speedway Motorsports, Inc.
             Lauri Wilks, 704-455-3239